10F-3 REPORT

               TRAVELERS SERIES FUND INC.
               MFS TOTAL RETURN PORTFOLIO

        August 1, 2000 through October 31, 2000

          Trade                                   % of
Issuer    Date     Selling Dealer Amount    Price Issue(1)

Community 10/30/00 Merrill Lynch  1,000,000 28.19 5.56%
 Health Systems

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.





                     10F-3 REPORT

               TRAVELERS SERIES FUND INC.
            VAN KAMPEN ENTERPRISE PORTFOLIO

           May 1, 2000 through July 31, 2000

            Trade                                % of
Issuer      Date    Selling Dealer Amount Price  Issue(1)

Tycom Int'l 7/26/00 Goldman Sachs  96,000 32.000 0.36A
 Ltd.

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A - Includes purchases of $10,854,281 by other SB Mutual
    Funds.





                     10F-3 REPORT

               TRAVELERS SERIES FUND INC.
               ALLIANCE GROWTH PORTFOLIO

           May 1, 2000 through July 31, 2000

            Trade                                  % of
Issuer      Date    Selling Dealer  Amount   Price Issue(1)

Flextronics 6/19/00 B of A Sec. LLC 655,500  71.250 0.36%A
 Int'l Ltd.

Santa Fe    6/27/00 Goldman Sachs   245,000  34.500 0.70
 Int'l Ltd.

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A - Includes purchases of $1,695,465 by other SB Mutual
    Funds.